                                                                   EXHIBIT 10.25

                           LOAN AND SECURITY AGREEMENT

                           DATED AS OF MARCH 30, 2001

                                     BETWEEN

                      GENERAL ELECTRIC CAPITAL CORPORATION

                                    AS LENDER

                                       AND

                           SALIX PHARMACEUTICALS, INC.

                                   AS BORROWER

                         INDEX OF EXHIBITS AND SCHEDULES
                         -------------------------------

Schedule A        -        Definitions
Schedule B        -        Lender's and Borrower's Addresses for Notices
Schedule C        -        Letters of Credit (Not Used)
Schedule D        -        Cash Management System
Schedule E        -        Fees and Expenses
Schedule F        -        Schedule of Documents
Schedule G        -        Financial Covenants

Disclosure Schedule (3.2)           -        Places of Business; Corporate Names
Disclosure Schedule (3.6)           -        Real Estate
Disclosure Schedule (3.7)           -        Stock; Affiliates
Disclosure Schedule (3.9)           -        Taxes
Disclosure Schedule (3.11)          -        ERISA
Disclosure Schedule (3.12)          -        Litigation
Disclosure Schedule (3.13)          -        Intellectual Property
Disclosure Schedule (3.15)          -        Environmental Matters
Disclosure Schedule (3.16)          -        Insurance
Disclosure Schedule (3.18)          -        Contracts (Offset Risk)
Disclosure Schedule (5(b))          -        Indebtedness
Disclosure Schedule (5(e))          -        Liens
Disclosure Schedule (6.1)           -        Actions to Perfect Liens

Exhibit A        -        Form of Notice of Revolving Credit Advance
Exhibit B        -        Other Reports and Information
Exhibit C        -        Form of Borrowing Base Certificate
Exhibit C-1      -        Inventory Rollforward and Reconciliation
Exhibit D        -        Form of Accounts Payable Analysis
Exhibit E        -        Form of Accounts Receivable Rollforward Analysis
Exhibit F        -        Form of Revolving Credit Note
Exhibit G        -        [Intentionally Left Blank]
Exhibit H        -        Form of Secretarial Certificate
Exhibit I        -        Form of Power of Attorney
Exhibit J        -        Form of Certificate of Compliance
Exhibit K        -        Form of Lockbox Agreement
Exhibit L        -        Form of Landlord's Waiver and Consent
Exhibit M        -        [Intentionally Left Blank]
Exhibit N        -        Form of Guarantee
Exhibit O        -        Form of Opinion of Counsel to Borrower
Exhibit P        -        Intercreditor and Subordination Agreement
Exhibit Q        -        [Intentionally Left Blank]
Exhibit R        -        Form of U.C.C. Schedule
Exhibit S        -        Form of Payment of Proceeds Letter
Exhibit T        -        Form of Borrower Authorized Representative Letter
Exhibit U        -        Form of Post-Closing Letter

                                                                      GE Capital

              TRANSACTION SUMMARY AS OF THE DATE OF THIS AGREEMENT

--------------------------------------------------------------------------------
REVOLVING CREDIT LOAN
     Maximum Amount:               $7,000,000
     --------------
     Term:                                2 years plus three optional one-year
     ----                                 renewals
     Revolving Credit Rate:               Index Rate plus 4%
     ---------------------
     Letter of Credit Subfacility: n/a
     ----------------------------
  Borrowing Base:       The  sum of  (a)  85% of the  value  (as  determined  by
  --------------        Lender) of Borrower's  Eligible  Accounts arising on and
                        after  February 1, 2001 that remain unpaid for less than
                        ninety (90) days after  invoice date plus (b) the lesser
                                                             ----
                        of (i)  $6,000,000  or (ii)  70% of the  value (as
                        determined  by Lender) of Borrower's  Eligible  Accounts
                        arising in December  2000 and  January  2001 that remain
                        unpaid for less than one hundred twenty (120) days after
                        invoice  date;  provided  that,  Lender shall reduce the
                        foregoing  percentages by one percentage  point for each
                        percentage   point  that  the  dilution  of   Borrower's
                        Accounts (calculated by Lender as the average dilution over the most recent 3 months) exceeds 5%.

FEES
     Closing Fee:                         $17,500
     -----------
     Collateral Monitoring Fee:           $12,000 per annum.
     -------------------------
     Letter of Credit Fee:                n/a
     --------------------
  Prepayment Fee:              3% in year one and 2% in year two
  --------------

The Loans described generally here are established and governed by the terms and conditions set forth below in this Agreement and the other Loan Documents, and if there is any conflict between this general description and the express terms and conditions below or elsewhere in the Loan Documents, such other express terms and conditions shall control.
--------------------------------------------------------------------------------

This LOAN AND SECURITY AGREEMENT is dated as of March 30, 2001, and agreed to by and between SALIX PHARMACEUTICALS, INC., a California corporation ("Borrower"), any other Credit Party executing this Agreement, and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender").

                                    RECITALS

A. Borrower desires to obtain the Loans and other financial accommodations from Lender and Lender is willing to provide the Loans and accommodations all in accordance with the terms of this Agreement.

B. Capitalized terms used herein shall have the meanings assigned to them in Schedule A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Schedule A shall govern. All schedules, attachments, addenda and exhibits hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, constitute but a single agreement.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

1.1 Loans.  (a) Subject to the terms and conditions of this Agreement,  from the
    -----
Closing Date and until the Commitment Termination Date (i) Lender agrees (A) to make available advances (each, a "Revolving Credit Advance") and (B) to incur Letter of Credit Obligations, in an aggregate outstanding amount not to exceed the Borrowing Availability, and (ii) Borrower may at its request from time to time borrow, repay and reborrow, and may cause Lender to incur Letter of Credit Obligations, under this Section 1.1.

        (b) Borrower shall request each Revolving Credit Advance by written notice to Lender substantially in the form of Exhibit A (each a "Notice of
                                                  ----------
Revolving Credit Advance") given no later than 11:00 A.M. (New York City time) on-the Business Day of the proposed advance. Lender shall be fully protected under this Agreement in relying upon, and shall be entitled to rely upon, (i) any Notice of Revolving Credit Advance believed by Lender to be genuine, and
(ii) the assumption that the Persons making electronic requests or executing and delivering a Notice of Revolving Credit Advance were duly authorized, unless the responsible individual acting thereon for Lender shall have actual knowledge to the contrary. As an accommodation to Borrower, Lender may permit telephonic, electronic or facsimile requests for a Revolving Credit Advance and electronic or facsimile transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic, facsimile or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. The Revolving Credit Loan shall be evidenced by, and be repayable in accordance with the terms of, the Revolving Credit Note and this Agreement.

        (c) In making any Loan hereunder Lender shall be entitled to rely upon the most recent Borrowing Base Certificate delivered to Lender by Borrower and other information available to Lender. Lender shall be under no obligation to make any further Revolving Credit Advance or incur any other Obligation if Borrower shall have failed to deliver a Borrowing Base Certificate to Lender by the time specified in Section 4.1(b).

        (d) Letters of Credit Notwithstanding anything to the contrary contained in this Agreement, including Schedule C, Lender shall have no obligations to
                                ----------
incur Letter of Credit Obligations for the account of Borrower.

1.2 Term and Prepayment. (a) Upon the Commitment Termination Date the obligation
    ------------------
of Lender to make Revolving Credit Advances and extend other credit hereunder shall immediately terminate and Borrower shall pay to Lender in full, in cash:
(i) all outstanding Revolving Credit Advances and all accrued but unpaid interest thereon;

(ii) an amount sufficient to enable Lender to hold cash collateral as specified in Schedule C; and (iii) all other non-contingent Obligations due to or incurred by Lender.

        (b) If the Revolving Credit Loan shall at any time exceed the Borrowing Availability, then Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess.

        (c) Borrower shall have the right, at any time upon 30 days prior written notice to Lender to (i) terminate voluntarily Borrower's right to receive or benefit from, and Lender's obligation to make and to incur, Revolving Credit Advances and Letter of Credit Obligations, and (ii) prepay all of the Obligations. The effective date of termination of the Revolving Credit Loan specified in such notice shall be the Commitment Termination Date. If Borrower exercises its right of termination and prepayment, or if Lender's obligation to make Loans is terminated for any reason prior to the Stated Expiry Date then in effect (including as a result of the occurrence of a Default), Borrower shall pay to Lender the applicable Prepayment Fee.

1.3 Use of  Proceeds.  Borrower  shall use the proceeds of the Loans for working
    ----------------
capital and other general corporate purposes.

1.4 Single  Loan.  The Loans and all of the other  Obligations  of  Borrower  to
    ------------
Lender shall constitute one general obligation of Borrower secured by all of the Collateral.

1.5  Interest.  (a)  Borrower  shall pay  interest  to  Lender on the  aggregate
     --------
outstanding Revolving Credit Advances at a floating rate equal to the Index Rate plus four percent (4%) per annum, (the "Revolving Credit Rate"). All computations of interest, and all calculations of the Letter of Credit Fee, shall be made by Lender on the basis of a three hundred sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest or fee is payable. Each determination by Lender of an interest rate hereunder shall ` be conclusive and binding for all purposes, absent manifest error. In no event will Lender charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

        (b) Interest shall be payable on the outstanding Revolving Credit Advances (i) in arrears for the preceding calendar month on the first day of each calendar month, (ii) on the Commitment Termination Date, and (iii) if any interest accrues or remains payable after the Commitment Termination Date, upon demand by Lender.

        (c) Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Revolving Credit Rate and the Letter of Credit Fee shall automatically be increased by two percentage points (2%) per annum (such increased rate, the "Default Rate").

        (d) If any interest or any other payment (including Collateral Monitoring Fees) to Lender under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

        (e) If, at any time after the conditions to the initial Loan contained in Section 2.1 of this Agreement are met or waived by Lender in writing, the aggregate outstanding Revolving Credit Advances at any one time are less than $1,575,000, Borrower shall pay interest to Lender in accordance with the terms of this Agreement as if such Revolving Credit Advances were $1,575,000.

1.6 Cash  Management  System.  On or prior to the  Closing  Date and  until  the
    ------------------------
Termination Date, Borrower will establish and maintain the cash management system described in Schedule D. All payments in respect of the Collateral shall
                     ----------
be made to or deposited in the blocked or lockbox accounts described in Schedule D in accordance with the terms thereof.

1.7 Fees.  Borrower  agrees to pay to Lender the Fees set forth in  Schedule  E.
    ----

1.8 Receipt of Payments.  Borrower  shall make each payment under this Agreement
    -------------------
(not otherwise made pursuant to Section 1.9) without set-off, counterclaim or deduction and free and clear of all Taxes not later than

11:00 A.M. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account. If Borrower shall be required by law to deduct any Taxes from any payment to Lender under any Loan Document, then the amount payable to Lender shall be increased so that, after making all required deductions, Lender received an amount equal to that which it would have received had no such deductions been made. For purposes of computing interest and Fees, all payments shall be deemed received by Lender two (2) Business Days following receipt of immediately available funds in the Collection Account. For purposes of determining the Borrowing Availability, payments shall be deemed received by Lender upon receipt of immediately available funds in the Collection Account.

1.9 Application  and Allocation of Payments.  Borrower  irrevocably  agrees that
    ---------------------------------------
Lender shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as Lender may deem advisable. Lender is authorized to, and at its option may (without prior notice or precondition and at any time or times), but shall not be obligated to, make or cause to be made Revolving Credit Advances on behalf of Borrower for: (a) payment of all Fees, expenses, indemnities, charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement or any of the other Loan Documents, (b) the payment, performance or satisfaction of any of Borrower's obligations with respect to preservation of the Collateral, or (c) any premium in whole or in part required in respect of any of the policies of insurance required by this Agreement, even if the making of any such Revolving Credit Advance causes the outstanding balance of the Revolving Credit Loan to exceed the Borrowing Availability, and Borrower agrees to repay immediately, in cash, any amount by which the Revolving Credit Loan exceeds the Borrowing Availability.

1.10  Accounting.  Lender is  authorized  to record on its books and records the
      ----------
date and amount of each Loan and each payment of principal thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Lender shall provide Borrower on a monthly basis a statement and accounting of such recordations but any failure on the part of the Lender to keep any such recordation (or any errors therein) or to send a statement thereof to Borrower shall not in any manner affect the obligation of Borrower to repay any of the Obligations. Except to the extent that Borrower shall, within 30 days after such statement and accounting is sent, notify Lender in writing of any objection Borrower may have thereto (stating with particularity the basis for such objection), such statement and accounting shall be deemed final, binding and conclusive upon Borrower, absent manifest error.

1.11  Indemnity.  Borrower and each other Credit Party  executing this Agreement
      ---------
jointly and severally agree to indemnify and hold Lender and its Affiliates, and their respective employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement and the other Loan Documents or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, Environmental Liabilities, Taxes and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"), except to the extent that any such Indemnified Liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

1.12 Borrowing Base; Reserves.  The Borrowing Base shall be determined by Lender
     ------------------------
(including the eligibility of Accounts and Inventory) based on the most recent Borrowing Base Certificate delivered to Lender in accordance with Section 4.1(b) and such other information available to Lender. The Revolving Credit Loan shall be subject to

Lender's continuing right to withhold from Borrowing Availability reserves, and to increase and decrease such reserves from time to time, if and to the extent that in Lender's good faith credit judgment such reserves are necessary, including to protect Lender's interest in the Collateral or to protect Lender against possible non-payment of Accounts for any reason by Account Debtors or possible diminution of the value of any Collateral or possible non-payment of any of the Obligations or for any Taxes or in respect of any state of facts which could constitute a Default. Lender may, at its option, implement reserves by designating as ineligible a sufficient amount of Accounts which would otherwise be Eligible Accounts so as to reduce the Borrowing Base by the amount of the intended reserves. Without in any way limiting Lender's rights to establish reserves as described in this Section 1. 12, Lender shall withhold a reserve of $2,000,000 from Borrowing Availability until such time as Salix Ltd., Borrower and the other Subsidiaries of Salix Ltd. have achieved a net profit on a consolidated basis in five (5) consecutive months, as evidenced by Borrower's financial statements delivered to Lender in accordance with Section 4.1(d).

2. CONDITIONS PRECEDENT

2.1 Conditions to the Initial  Loans.  Lender shall not be obligated to make any
    --------------------------------
of the Loans or to perform any other action hereunder, until the following conditions have been satisfied in a manner satisfactory to Lender in its sole discretion, or waived in writing by Lender:

        (a) the Loan Documents to be delivered on or before the Closing Date shall have been duly executed and delivered by the appropriate parties, all as set forth in the Schedule of Documents (Schedule F);
                                       ------------
        (b) the insurance policies provided for in Section 3.16 are in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements in favor of Lender as required under such Section;
        (c) as of the Closing Date Net Borrowing Availability shall be not less than $5,000,000 after giving effect to the initial Revolving Credit Advance and Letter of Credit Obligations (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales);
        (d) Lender shall have received an opinion of counsel to the Borrower with respect to the Loan Documents in form and substance satisfactory to Lender;
        (e) no event or circumstance has occurred since the date of the Agreement which has had or reasonably could be expected to have a Material Adverse Effect; and
        (f) Lender shall have received satisfactory results of Lender's pre-funding field examination of Borrower and the Collateral.

2.2 Further  Conditions to the Loans.  Lender shall not be obligated to fund any
    --------------------------------
Loan (including the initial Loans), if, as of the date thereof:

        (a) any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that any such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date; or
        (b) any event or circumstance which has had or reasonably could be expected to have a Material Adverse Effect shall have occurred since the Closing Date; or
        (c) any Default shall have occurred and be continuing or would result after giving effect to such Loan; or
        (d) after giving effect to such Loan, the Revolving Credit Loan would exceed the Borrowing Availability.

The request and acceptance by Borrower of the proceeds of any Loan shall be deemed to constitute, as of the date of such request and the date of such acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a restatement by Borrower of each of the representations and warranties made by it in any Loan Document and a reaffirmation by Borrower of the granting and continuance of Lender's Liens pursuant to the Loan Documents.

3. REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

To induce Lender to enter into this Agreement and to make the Loans, Borrower and each other Credit Party executing this Agreement represent and warrant to Lender (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promise to and agree with Lender until the Termination Date as follows:

3.1 Corporate  Existence;  Compliance with Law. Each Corporate Credit Party: (a)
    ------------------------------------------
is, as of the Closing Date, and will continue to be (i) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of Law and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite corporate power and authority and the legal fight to execute, deliver and perform its obligations under the Loan Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Corporate Credit Party which are necessary or appropriate for the conduct of its business.

3.2 Executive Offices;  Corporate or Other Names. The location of each Corporate
    --------------------------------------------
Credit Party's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) are as set forth in Disclosure Schedule (3.2) and, except as set forth in such Disclosure
    ---------------------------
Schedule, such locations have not changed during the preceding twelve months. As of the Closing Date, during the prior Five years, except as set forth in Disclosure Schedule (3.2), no Corporate Credit Party has been known as or
---------------------------
conducted business in any other name (including trade names).

3.3 Corporate  Power;  Authorization  Enforceable  Obligations.  The  execution,
    ----------------------------------------------------------
delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within such Credit Party's power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of such Credit Party except to the extent the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person except to the extent the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, each Loan Document shall have been duly executed and delivered on behalf of each Credit Party party thereto, and each such Loan Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

3.4 Financial  Statements and Projections,  Books and Records. (a) The Financial
    ---------------------------------------------------------
Statements delivered by Borrower to Lender for its most recently ended Fiscal Year and Fiscal Month, are true, correct and complete and reflect fairly and accurately the financial condition of Salix, Ltd., Borrower and Glycyx as of the date of each such Financial Statement in accordance with GAAP. The Projections most recently delivered by Borrower to Lender have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such Projections were prepared and as of the date delivered to Lender and all such assumptions are disclosed in the Projections.

        (b) Borrower and each other Corporate Credit Party shall keep adequate Books and Records with respect to the Collateral and its business activities in which proper entries, reflecting all consolidated and consolidating financial transactions, and payments and credits received on, and all other dealings with, the Collateral, will be made in accordance with GAAP and all Requirements of Law and on a basis consistent with the Financial Statements except to the extent the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.5  Material  Adverse  Change.  Between the date of the most  recently  audited
     -------------------------
Financial Statements delivered by Borrower to Lender and the Closing Date: (a) no Corporate Credit Party has incurred any obligations, contingent or non-contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Projections delivered on the Closing Date and which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) there has been no material deviation from such Projections; and (c) no events have occurred which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. No Requirement of Law or Contractual Obligation of any Credit Party has or have had or could reasonably be expected to have a Material Adverse Effect. No Credit Party is in default, and to such Credit Party's knowledge no third party is in default, under or with respect to any of its Contractual Obligations, which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

3.6 Real Estate;  Property.  The real estate listed in Disclosure Schedule (3.6)
    ----------------------                             -------------------------
constitutes all of the real property owned, leased, or used by each Corporate Credit Party in its business, and such Credit Party will not execute any material agreement or contract in respect of such real estate after the date of this Agreement without giving Lender prompt written notice thereof. Each Corporate Credit Party holds and will continue to hold good and marketable fee simple title to all of its owned real estate, and good and marketable title to all of its other properties and assets, and valid and insurable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of the properties and assets of any Corporate Credit Party are or will be subject to any Liens, except Permitted Encumbrances. With respect to each of the premises identified in Disclosure Schedule (3.2)on or prior to
                                       ---------------------------
the Closing Date a bailee, landlord or mortgagee agreement acceptable to Lender has been obtained.

3.7 Ventures,  Subsidiaries and Affiliates;  Outstanding Stock and Indebtedness.
    ----------------------------------------------------------------------------
Except as set forth in  Disclosure  Schedule  (3.7),  as of the Closing  Date no
                        ---------------------------
Corporate Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Corporate Credit Party (including all fights to purchase, options, warrants or similar rights or agreements pursuant to which any Corporate Credit Party may be required to issue, sell, repurchase or redeem any of its Stock) as of the Closing Date is owned by each of the Stockholders (and in the amounts) set forth on Disclosure Schedule (3.7).
                                                      --------------------------
All outstanding Indebtedness of each Corporate Credit Party as of the Closing Date is described in Disclosure Schedule (5(b)).
                     ---------------------------
3.8 Government  Regulation;  Margin  Regulations.  No Corporate  Credit Party is
    ---------------------------------------------
subject to or regulated under any Federal or state statute, rule or regulation that restricts or limits such Person's ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents. The making of the Loans, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any Requirement of Law. No Corporate Credit Party is engaged, nor will it engage, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and hereafter in effect (such securities being referred to herein as "Margin Stock"). No Corporate Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock. No Corporate Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.9 Taxes;  Charges.  Except as disclosed on Disclosure  Schedule  (3.9) all tax
    ---------------                          ---------------------------
returns, reports and statements required by any Governmental Authority to be filed by Borrower or any other Credit Party have, as of the Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority and no tax Lien has been filed against any Credit Party or any Credit Party's property. Proper and accurate amounts have been and will be withheld by Borrower and each other Credit Party from their respective employees for all periods in complete compliance with all Requirements of. Law and such withholdings have and will be timely paid to the appropriate Governmental Authorities. Disclosure Schedule (3.9) sets forth as of the Closing
                          -------------------------
Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.9), none of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements or agreement extending the period of assessment of any Charges) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481 (a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

3.10 Payment of Obligations.  Each Credit Party will pay, discharge or otherwise
     ----------------------
satisfy at or before maturity or before they become delinquent, as the case may be, all of its Charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Credit Party and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

3.11 ERISA. No ERISA Event has occurred or is reasonably expected to occur that,
     -----
when taken together with all other existing ERISA Events, could reasonably be expected to result in a liability of any Credit Party of more than the Minimum Actionable Amount. The present value of all accumulated benefit obligations of the Credit Parties under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than the Minimum Actionable Amount, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Account Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such underfunded Plans by more than the Minimum Actionable Amount. No Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability in excess of the Minimum Actionable Amount.

3.12  Litigation.  No  Litigation  is pending or, to the knowledge of any Credit
      ----------
Party, threatened by or against any Credit Party or against any Credit Party's properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure
                                                                      ----------
Schedule  (3.12),  as of the  Closing  Date  there is no  Litigation  pending or
---------------
threatened against any Credit Party which seeks damages in excess of $50,000 or injunctive relief or alleges criminal misconduct of any Credit Party. Each Credit Party shall notify Lender promptly in writing upon learning of the existence, threat or commencement of any Litigation against any Credit Party, any ERISA Affiliate or any Plan or any allegation of criminal misconduct against any Credit Party.

3.13 Intellectual Property.  Each Corporate Credit Party owns, or is licensed to
     ---------------------
use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect. Each Corporate Credit Party will maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority and each Corporate Credit Party will promptly patent or register, as the case may be, all of its new Intellectual Property.

3.14  Full  Disclosure.  No  information  contained  in any Loan  Document,  the
      ----------------
Financial Statements or any written statement furnished by or on behalf of any Credit Party under any Loan Document, or to induce Lender to execute the Loan Documents, when taken together, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.15 Hazardous Materials.  Except as set forth on Disclosure Schedule (3.15), as
     -------------------                          --------------------------
of the Closing Date, (a) each real property location owned, leased or occupied by each Corporate Credit Party (the "Real Property") is maintained free of contamination from any Hazardous Material, (b) no Corporate Credit Party is subject to any Environmental Liabilities or, to any Credit Party's knowledge, potential Environmental Liabilities, in excess of $50,000 in the aggregate, (c) no notice has been received by any Corporate Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of any Credit Party, there are no facts, circumstances or conditions that may result in any Corporate Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (d) each Corporate Credit Party has provided to Lender copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Corporate Credit Party. Each Corporate Credit Party: (i) shall comply in all material respects with all applicable Environmental Laws and environmental permits; (ii) shall notify Lender in writing within seven days if and when it becomes aware of any Release, on, at, in, under, above, to, from or about any of its Real Property; and (iii) shall promptly forward to Lender a copy of any order, notice, permit, application, or any communication or report received by it or any other Credit Party in connection with any such Release.

3.16  Insurance.  As of the Closing Date,  Disclosure  Schedule (3.16) lists all
      ---------                            ---------------------------
insurance of any nature maintained for current occurrences by Borrower and each other Corporate Credit Party, as well as a summary of the terms of such insurance. Each Corporate Credit Party shall deliver to Lender certified copies and endorsements to all of its and those of its Subsidiaries (a) "All Risk" and business interruption insurance policies naming Lender loss payee, and (b) general liability and other liability policies naming Lender as an additional insured. All policies of insurance on real and personal property will contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Lender, will provide that the insurance companies will give Lender at least 30 days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Each Corporate Credit Party shall direct all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Lender. If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Lender jointly, Lender may endorse such Credit Party's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender reserves the right at any time, upon review of each Credit Party's risk profile, to require additional forms and limits of insurance. Each Corporate Credit Party shall, on each anniversary of the Closing Date and from time to time at Lender's request, deliver to Lender a report by a reputable insurance broker, satisfactory to Lender, with respect to such Person's insurance policies.

3.17  Deposit and  Disbursement  Accounts.  Attachment I to Schedule D lists all
      -----------------------------------                   ----------
banks and other financial institutions at which Borrower or any other Corporate Credit Party, maintains deposits and/or other accounts, including the Disbursement Account, and such Attachment correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

3.18 Accounts.  As of the date of each Borrowing Base  Certificate  delivered to
     --------
Lender, each Account listed thereon as an Eligible Account shall be an Eligible Account. Borrower has not made, and will not make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by Borrower in the ordinary course of its business consistent with historical practice and as previously disclosed to Lender in writing. Disclosure Schedule (3.18) sets forth each Contract of the Borrower with any Account Debtor which gives such Account Debtor the right (under such Contract, under common law or otherwise) to offset any Accounts for Borrower's failure to perform under such Contract and Borrower has obtained an offset waiver for each such Contract in form and substance satisfactory to Lender. With respect to the Accounts pledged as collateral pursuant to any Loan Document (a) the amounts shown on all invoices, statements and reports which may be delivered to the Lender with respect thereto are actually and absolutely owing to the relevant Credit Party as indicated thereon and are not in any way contingent; (b) no payments have been or shall be made thereon except payments immediately delivered to the applicable accounts described in paragraph 1 to Schedule D or the Lender as required hereunder; and
(c) to Borrower's knowledge all Account Debtors have the capacity to contract. Borrower shall notify Lender promptly of any event or circumstance which to Borrower's knowledge would cause Lender to consider any then existing Account as no longer constituting an Eligible Account.

3.19  Conduct of Business.  Each  Corporate  Credit Party (a) shall  conduct its
      -------------------
business substantially as now conducted or as otherwise permitted hereunder, and
(b) shall at all times maintain, preserve and protect all of the Collateral and such Credit Party's other property, used or useful in the conduct of its business and keep the same in good repair, working order and condition, ordinary wear and tear excepted, and make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

3.20  CORD  Internet  Access.  At such time as access  by  Borrower  may  become
      ----------------------
available to CORD's computer system via the internet, Borrower shall use its best efforts to cause CORD to provide Lender, at Borrower's sole cost and expense, access to such system for the purpose of Lender accessing CORD's records regarding Borrower's Accounts and Inventory.

3.21  Further  Assurances.  At any time and from time to time,  upon the written
      -------------------
request of Lender and at the sole expense of Borrower, Borrower and each other Credit Party shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Loan Documents, (b) to protect, preserve and maintain Lender's rights in any Collateral, or (c) to enable Lender to exercise all or any of the rights and powers herein granted.

4. FINANCIAL MATTERS; REPORTS

4.1  Reports and  Notices.  From the Closing  Date until the  Termination  Date,
     --------------------
Borrower shall deliver to Lender:

        (a) within 15 days following the end of each Fiscal Month, an aged trial balance by Account Debtor and as soon as available but in no event later than 30 days following the end of each Fiscal Month, a reconciliation of the aged trial balance to the Borrower's general ledger and from the general ledger to the Financial Statements for such Fiscal Month accompanied by supporting detail and documentation as Lender may request;

        (b) as frequently as Lender may request and in any event no later than 15 days following the end of each Fiscal Month, a Borrowing Base Certificate in the form of Exhibit C as of the last day of the previous Fiscal Month detailing ineligible Accounts for adjustment to the Borrowing Base, certified as true and correct by the Chief Financial Officer of Borrower or such other officer as is acceptable to Lender;

        (c) within 15 days following the end of each Fiscal Month, an Accounts Payable Analysis in the Form of Exhibit D (together with an accounts payable
                                  ---------
aging) and an Accounts  Receivable Roll Forward  Analysis in the Form of Exhibit
                                                                         -------
E, each certified as true and correct by the Chief Financial Officer of Borrower
-
or such other officer as is acceptable to Lender;

        (d) within 30 days following the end of each Fiscal Month, the Financial Statements for such Fiscal Month, which shall provide comparisons to budget and actual results for the corresponding period during the prior Fiscal Year, both on a monthly and year-to-date basis, and accompanied by a certification in the form of Exhibit J by the Chief Executive Officer or Chief Financial Officer of Borrower that such Financial Statements are complete and correct, that there was no Default (or specifying those Defaults of which he or she was aware), and showing in reasonable detail the calculations used in determining compliance with the financial covenants hereunder;

        (e) within 90 days following the close of each Fiscal Year, the Financial Statements for such Fiscal Year certified without qualification by an independent certified accounting firm acceptable to Lender, which shall provide comparisons to the prior Fiscal Year, and shall be accompanied by (i) a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants hereunder, (ii) a report from Borrower's accountants to the effect that in connection with their audit examination nothing has come to their attention to cause them to believe that a Default has occurred or specifying those Defaults of which they are aware, and (iii) any management letter that may be issued;

        (f) not less than 30 days prior to the close of each Fiscal Year, the Projections, which will be prepared by Borrower in good faith, with care and diligence, and using assumptions which are reasonable under the circumstances at the time such Projections are delivered to Lender and disclosed therein when delivered; and

        (g) all the reports and other information set forth on Exhibit B in the time frames set forth therein.

4.2  Financial  Covenants.  Borrower  shall  not  breach  any of  the  financial
     --------------------
covenants set forth in Schedule G.
                       ----------
4.3 Other Reports and  Information.  Borrower shall advise Lender  promptly,  in
    ------------------------------
reasonable detail, of: (a) any Lien, other than Permitted Encumbrances, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the composition of the Collateral; and (c) the occurrence of any Default or other event which has had or could reasonably be expected to have a Material Adverse Effect. Borrower shall, upon request of Lender, furnish to Lender such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of Borrower or any other Credit Party or the Collateral as Lender may request, all in reasonable detail.

5. NEGATIVE COVENANTS

Borrower and each Credit Party executing this Agreement covenants and agrees (for itself and each other Credit Party) that, without Lender's prior written consent, from the Closing Date until the Termination Date, neither Borrower nor any other Corporate Credit Party shall, directly or indirectly, by operation of law or otherwise:

        (a) form any Subsidiary or merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or make any investment in or, except as provided in clause 5(c) below, loan or advance to, any Person, except that Salix Ltd. and Glycyx may be domesticated in Delaware;

        (b) cancel any debt owing to it or create, incur, assume or permit to exist any Indebtedness, except: (i) the Obligations, (ii) Indebtedness existing as of the Closing Date set forth on Disclosure Schedule 5(b), (iii) deferred taxes, (iv) by endorsement of instruments or items of payment for deposit to the general account of such Credit Party, (v) for Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement, (vi) the Salix Ltd. Subordinated Debt provided the repayment thereof is subject to the Salix Ltd. Subordination Agreement, and (vii) additional Indebtedness (including Purchase Money Indebtedness) incurred after the Closing Date in an aggregate outstanding amount for all such Corporate Credit Parties combined not exceeding $50,000.

        (c) enter into any lending, borrowing or other commercial transaction with any of its employees, directors, Affiliates or any other Credit Party (including upstreaming and downstreaming of cash and intercompany advances and payments by a Credit Party on behalf of another Credit Party which are not otherwise permitted hereunder) other than loans or advances to employees in the ordinary course of business in an aggregate outstanding amount not exceeding $50,000;

        (d) make any changes in any of its business objectives, purposes, or operations which could reasonably be expected to adversely affect repayment of the Obligations or could reasonably be expected to have a Material Adverse Effect or engage in any business other than that presently engaged in or proposed to be engaged in the Projections delivered to Lender on the Closing Date;

        (e) create or permit any Lien on any of its properties or assets, except for Permitted Encumbrances;

        (f) sell, transfer, issue, convey, assign or otherwise dispose of any of its assets or properties, including its Accounts or any shares of its Stock or engage in any sale-leaseback, synthetic lease or similar transaction (provided, that the foregoing shall not prohibit the sale of Inventory or obsolete or unnecessary Equipment in the ordinary course of its business);

        (g) change its name, chief executive office, corporate offices, warehouses or other Collateral locations, or location of its records concerning the Collateral, or acquire, lease or use any real estate after the Closing Date without such Person, in each instance, giving twenty (20) days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender's Liens upon the Collateral;

        (h) establish any depository or other bank account of any kind with any financial institution (other than the accounts set forth on Attachment I to Schedule D); or

        (i) make or permit any Restricted Payment.



6. SECURITY INTEREST

6.1 Grant of Security  Interest.  (a) As collateral  security for the prompt and
    ---------------------------
complete payment and performance of the Obligations, each of the Borrower and any other Credit Party executing this Agreement hereby grants to the Lender a security interest in and Lien upon all of the following property and assets of the Borrower, whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest: all Accounts; all bank and deposit accounts and all funds on deposit therein; all Inventory; all Books and Records related any of the foregoing; and to the extent not otherwise included, all Proceeds and products of all and any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing, but excluding in all events Hazardous Waste (all of the foregoing, together with any other collateral pledged to the Lender pursuant to any other Loan Document, collectively, the "Collateral").

        (b) Borrower, Lender and each other Credit Party executing this Agreement agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Lender. Borrower and each other Credit Party executing this Agreement represents, warrants and promises to Lender that: (i) Borrower and each other Credit Party granting a Lien in Collateral is the sole owner of each item of the Collateral upon which it purports to grant a Lien pursuant to the Loan Documents, and has good and marketable title thereto free and clear of any and all Liens or claims of others, other than Permitted Encumbrances; (ii) the security interests granted pursuant to this Agreement, upon completion of the filings and other actions listed on Disclosure Schedule (6.1) (which, in the case of all filings and other
          -------------------------
documents referred to in said Schedule, have been delivered to the Lender in duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Lender as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from any Credit Party (other than purchasers of Inventory in the ordinary course of business) and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Encumbrances which have priority by operation of law; and (iii) no effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances. Borrower and each other Credit Party executing this Agreement promise to defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and each shall take such actions, including (x) the prompt delivery of all original Instruments, Chattel Paper and certificated Stock owned by Borrower and each other Credit Party granting a Lien on Collateral to Lender, (y) notification of Lender's interest in Collateral at Lender's request, and (z) the institution of litigation against third parties as shall be prudent in order to protect and preserve each Credit Party's and Lender's respective and several interests in the Collateral. Borrower (and any other Credit Party granting a Lien in Collateral) shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents. All Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation."

6.2 Lender's Rights.  (a) Lender may, (i) at any time in Lender's own name or in
    ---------------
the name of Borrower, communicate with Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Lender's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper or other Collateral, and (ii) at any time and without prior notice to Borrower or any other Credit Party, notify Account Debtors, parties to Contracts, and obligors in respect of Chattel Paper, Instruments, or other Collateral that the Collateral has been assigned to Lender and that payments shall be made directly to Lender. Upon the request of Lender, Borrower shall so notify such Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral. Borrower hereby constitutes Lender or Lender's designee as Borrower's attorney with power to endorse Borrower's name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.

        (b) Borrower shall remain liable under each Contract, Instrument and License to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Lender shall have no obligation or liability whatsoever to any Person under any Contract, Instrument or License (between Borrower or any other Credit Party and any Person other than Lender) by reason of or arising out of the execution, delivery or performance of this Agreement, and Lender shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of Borrower, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect, compromise or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, Instrument or License.

        (c) Borrower and each other Credit Party shall, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times): (i) provide access to such property to Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate; (ii) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts and copies (or take originals if reasonably necessary) from all of Borrower's and such Credit Party's Books and Records; and
(iii) permit Lender to inspect, review, evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Lender considers advisable, and Borrower and such Credit Party agree to render to Lender, at Borrower's and such Credit Party's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

        (d) After the occurrence and during the continuance of a Default, Borrower, at its own expense, shall cause the certified public accountant then engaged by Borrower to prepare and deliver to Lender at any time and from time to time, promptly upon Lender's request, the following reports: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts-, (iii) trial balances; and (iv) test verifications of such Accounts as Lender may request. Borrower, at its own expense, shall cause its certified independent public accountants to deliver to Lender the results of any physical verifications of all or any portion of the Inventory made or observed by such accountants when and if such verification is conducted. Lender shall be permitted to observe and consult with Borrower's accountants in the performance of these tasks.

6.3 Lender's Appointment as Attorney-in-fact.  On the Closing Date, Borrower and
    ----------------------------------------
each other Credit Party executing this Agreement shall execute and deliver a Power of Attorney in the form attached as Exhibit 1. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Loan Document are powers coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Lender under the Power of Attorney are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender agrees not to exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing. Borrower and each other Credit Party executing this Agreement authorizes Lender to file any financing or continuation statement without the signature of Borrower or such Credit Party to the extent permitted by applicable law.

6.4 Grant of License to Use Intellectual Property Collateral.  Borrower and each
    --------------------------------------------------------
other Credit Party executing this Agreement hereby grants to Lender an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to Borrower or such Credit Party) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by Borrower or such Credit Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the Termination Date.

7. EVENTS OF DEFAULT: RIGHTS AND REMEDIES

7.1 Events of Default. The occurrence of any one or more of the following events
    -----------------
(regardless of the reason therefor) shall constitute an "Event of Default" hereunder which shall be deemed to be continuing until waived in writing by Lender in accordance with Section 9.3:

        (a) Borrower shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable; or
        (b) Borrower or any other Credit Party (whether or not such Credit Party has signed this Agreement) shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this Agreement or any of the other Loan Documents; or
        (c) an event of default shall occur under any Contractual Obligation of the Borrower or any other Credit Party (other than this Agreement and the other Loan Documents), and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding the Minimum Actionable Amount, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate amount exceeding the Minimum Actionable Amount to become due prior to its stated maturity or prior to its regularly scheduled date of payment; or
        (d) any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Lender by Borrower or any other Credit Party shall be untrue or incorrect as of the date when made or deemed made, regardless of whether such breach involves a representation or warranty with respect to a Credit Party that has not signed this Agreement; or
        (e) there shall be commenced against the Borrower or any other Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which remains unstayed or undismissed for sixty (60) consecutive days; or Borrower or any other Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud any of its creditors or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or
        (f) a case or proceeding shall have been commenced involuntarily against Borrower or any other Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (x) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (y) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person's right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this
Agreement or any other Loan Document or any action taken hereunder or thereunder; or
        (g) Borrower or any other Credit Party shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (e) or (f) of this Section 7.1 or clauses (i) and (ii) of this paragraph (g), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or
        (h) a final judgment or judgments for the payment of money in excess of the Minimum Actionable Amount in the aggregate shall be rendered against Borrower or any other Credit Party, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within fifteen (15) days of judgment, or
(ii) vacated, stayed, bonded, paid or discharged within a period of fifteen (15) days from the date of such judgment; or
        (i) any other event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect; or
        (j) any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Lender shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral (or any Credit Party shall so assert any of the foregoing); or
        (k) a Change of Control shall have occurred with respect to any Corporate Credit Party; or
        (1) an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred and are then continuing, could reasonably be expected to result in liability of any Credit Party in an aggregate amount exceeding the Minimum Actionable Amount.

7.2 Remedies.  (a) If any Default shall have  occurred and be  continuing,  then
    --------
Lender may terminate or suspend its obligation to make further Revolving Credit Advances and to incur additional Letter of Credit Obligations. In addition, if any Event of Default shall have occurred and be continuing, Lender may, without notice, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, including contingent liabilities with respect to Letter of Credit Obligations, whereupon such Obligations shall become and be due and payable; (ii) require that all Letter of Credit Obligations be fully cash collateralized pursuant to  Schedule C; or (iii)  exercise  any rights and  remedies  provided to Lender
    ----------
under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of any Event of Default specified in Sections 7.1 (e), (f) or (g), the Obligations shall become immediately due and payable (and any obligation of Lender to make further Loans, if not previously terminated, shall immediately be terminated) without declaration, notice or demand by Lender.

        (b) Without limiting the generality of the foregoing, Borrower and each other Credit Party executing this Agreement expressly agrees that upon the occurrence of any Event of Default that is continuing, Lender may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale, to the extent permitted by law, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, free of any right of equity of redemption, which equity of redemption Borrower and each other Credit Party executing this Agreement hereby releases. Such sales may be adjourned or continued from time to time with or without notice. Lender shall have the right to conduct such sales on any Credit Party's premises or elsewhere and shall have the right to use any Credit Party's premises without rent or other charge for such sales or other action with respect to the Collateral for such time as Lender deems necessary or advisable.

        (c) Upon the occurrence and during the continuance of an Event of Default and at Lender's request, Borrower and each other Credit Party executing this Agreement agrees to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at its premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of the Collateral, Lender shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Lender deems appropriate, for the purpose of preserving such Collateral or its value. Lender shall have no obligation to any Credit Party to maintain or preserve the rights of any Credit Party as against third parties with respect to any Collateral while such Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Lender's remedies with respect thereto without prior notice or hearing. To the maximum extent permitted by applicable law, Borrower and each other Credit Party executing this Agreement waives all claims, damages, and demands against Lender, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Borrower and each other Credit Party executing this Agreement agrees that ten (10) days prior notice by Lender to such Credit Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower and each other Credit Party shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

        (d) Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

7.3  Waivers  by  Credit  Parties.  Except  as  otherwise  provided  for in this
     ----------------------------
Agreement and to the fullest extent permitted by applicable law, Borrower and each other Credit Party executing this Agreement waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, the Notes or any other notes, commercial paper, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Lender on which such Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Borrower and each other Credit Party executing this Agreement acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

7.4 Proceeds.  The Proceeds of any sale,  disposition or other  realization upon
    --------
any Collateral shall be applied by Lender upon receipt to the Obligations in such order as Lender may deem advisable in its sole discretion (including the cash collateralization of any Letter of Credit Obligations), and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Lender of any other amount required by any provision of law, including Section 9-504(l)(c) of the Code (but only after Lender has received what Lender considers reasonable proof of a subordinate party's security interest), the surplus, if any, shall be paid to Borrower or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

8. SUCCESSORS AND ASSIGNS

Each Loan Document shall be binding on and shall inure to the benefit of Borrower and each other Credit Party executing such Loan Document, Lender, and their respective successors and assigns, except as otherwise provided herein or therein. Neither Borrower nor any other Credit Party may assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of Lender, except for the domestication of Salix Ltd. and Glycyx in Delaware. Any such purported conveyance by Borrower or such Credit Party without the prior express written consent of Lender shall be void. There shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents. Lender reserves the-right at any time to create and sell participations in the Loans and the Loan Documents and to sell, transfer or assign any or all of its rights in the Loans and under the Loan Documents.

9. MISCELLANEOUS

9.1 Complete Agreement,  Modification of Agreement. This Agreement and the other
    ----------------------------------------------
Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied). No Loan Document may be modified, altered or amended except by a written agreement signed by Lender, and each other Credit Party a party to such Loan Document. Borrower and each other Credit Party executing this Agreement or any other Loan Document shall have all duties and obligations under this Agreement and such other Loan Documents from the date of its execution and delivery, regardless of whether the initial Loan has been funded at that time.

9.2  Expenses.  Borrower  agrees to pay or  reimburse  Lender  for all costs and
     --------
expenses (including the fees and expenses of all counsel, `advisors, consultants (including environmental and management consultants) and auditors retained in connection therewith) incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder; (b) collection, including deficiency collections; (c) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of any Loan (including a wire transfer fee of $25 per wire transfer); (d) any amendment, waiver or other modification with respect to any Loan Document or advice in connection with the administration of the Loans or the rights thereunder; (e) any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower or any other Person), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (f) any effort (i) to monitor the Loans, (ii) to evaluate, observe or assess Borrower or any other Credit Party or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

9.3 No  Waiver.  Neither  Lender's  failure,  at any  time,  to  require  strict
    ----------
performance by Borrower or any other Credit Party of any provision of any Loan Document, nor Lender's failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof or waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default or other provision under the Loan Documents shall not suspend, waive or affect any other Default or other provision under any Loan Document, and shall not be construedas a bar to any right or remedy which Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of Borrower or any other Credit

Party to Lender contained in any Loan Document and no Default by Borrower or any other Credit Party under any Loan Document shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Lender and directed to Borrower specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and Lender shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

9.4 Severability;  Section Titles. Wherever possible, each provision of the Loan
    -----------------------------
Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of Borrower or any other Credit Party or the rights of Lender relating to any unpaid Obligation, (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of the Credit Parties under the Loan Documents shall survive the Termination Date. The Section titles contained in any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

9.5 Authorized Signature.  Until Lender shall be notified in writing by Borrower
    --------------------
or any other Credit Party to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Lender or any of Lender's officers, agents, or employees to be that of an officer of Borrower or such other Credit Party shall bind Borrower and such other Credit Party and be deemed to be the act of Borrower or such other Credit Party affixed pursuant to and in accordance with resolutions duly adopted by Borrower's or such other Credit Party's Board of Directors, and Lender shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance thereon shall have actual knowledge to the contrary.

9.6 Notices.  Except as otherwise provided herein,  whenever any notice, demand,
    -------
request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 9.6), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule B or to such other address (or facsimile number) as may be substituted by notice given as herein provided. Failure or delay in delivering copies of any such communication to any Person (other than Borrower or Lender) designated in Schedule B to receive copies shall in no way adversely affect the
              ----------
effectiveness of such communication.

9.7  Counterparts.  Any Loan  Document may be executed in any number of separate
     ------------
counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument.

9.8  Time  of  the  Essence.  Time  is of the  essence  for  performance  of the
     ----------------------
Obligations under the Loan Documents.

9.9 GOVERNING LAW. THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN
    -------------
DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

9.10  SUBMISSION TO  JURISDICTION;  WAIVER OF JURY TRIAL.  (A) BORROWER AND EACH
      --------------------------------------------------
OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND SUCH CREDIT PARTY AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT LENDER, BORROWER AND SUCH CREDIT PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER AND SUCH CREDIT PARTY HEREBY WAIVE ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER OR SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SCHEDULE B OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S OR SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

        (B) THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER, BORROWER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

9.11 Press Releases.  Neither any Credit Party nor any of its Affiliates will in
     --------------
the future issue any press release or other public disclosure using the name of General Electric Capital Corporation or its affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to Lender and without the prior written consent of Lender unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with Lender before issuing such press release or other public disclosure.

9.12  Reinstatement.  This  Agreement  shall  continue  to be  effective,  or be
      -------------
reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any other Credit Party, or otherwise, all as though such payments had not been made.

9.13  Confidentiality.  Lender  agrees to use its best  efforts to maintain  the
      ---------------
confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement;
(e) in connection with the exercise of any remedies this Agreement or any suit, action or proceeding relating to the Loan Agreement or the enforcement of rights thereunder; (f) with the consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.13; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about Lender's or its affiliates' investment portfolio in connection with ratings issued with respect to Lender or its affiliates. For the purposes of this Section 9.13, "Information" means all information received from Borrower relating to Borrower or its business, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by Borrower.

IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the date first written above.

                                            SALIX PHARMACEUTICALS, INC.



                                            By:      /s/ Adam C. Derbyshire
                                               ---------------------------------

                                            Name: Adam C. Derbyshire
                                            Title: Secretary

                                            GENERAL ELECTRIC CAPITAL CORPORATION



                                            By:      /s/ Keri A. Wass
                                               ---------------------------------
                                            Name: Keri A. Wass
                                            Title: Duly Authorized Signatory

                            SCHEDULE A - DEFINITIONS

Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the other Loan Documents) the following respective meanings:

"Account Debtor" shall mean any Person who is or may become obligated with respect to, or on account of, an Account.

"Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Person, including: (i) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments), whether arising out of goods sold or services rendered or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code); (ii) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (iii) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) all moneys due or to become due to such Person under all purchase orders and contracts for the sale of goods or the performance of services or both by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), including the right to receive the proceeds of said purchase orders and contracts; and (v) all collateral security and guarantees of any kind given by any other Person with respect to any of the foregoing.

"Accounts Payable Analysis" shall mean a certificate in the form of Exhibit D

"Accounts Receivable Roll Forward Analysis" shall mean a certificate in the form of Exhibit E.

"Affiliate" shall mean, with respect to any Person: (i) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power for the election of directors of such Person; (ii) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" shall mean this Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as in effect at the time such reference becomes operative; provided, that except as specifically set forth in this Agreement, any reference to the Disclosure Schedules to this Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the Closing Date or in a written amendment thereto executed by Borrower and Lender.

"Books and Records" shall mean all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or Borrower's business.

"Borrower" shall mean the Person identified as such in the preamble of this Agreement.

"Borrowing Availability" shall mean, at any time, the lesser of (i) the Maximum Amount or (ii) the Borrowing Base, in each case less reserves established by Lender from time to time.

"Borrowing Base" shall mean at any time an amount equal to the sum at such time of (a) eighty five percent (85%) of the value (as determined by Lender) of Borrower's Eligible Accounts arising on and after February 1, 2001 that remain unpaid for less than ninety (90) days after invoice date plus (b) the lesser of
(i) $6,000,000 or (ii) seventy percent (70%) of the value (as determined by Lender) of Borrower's Eligible Accounts arising in December 2000 and January 2001 that remain unpaid for less than one hundred twenty (120) days after invoice date plus; provided that Lender shall reduce the foregoing percentages by one percentage point for each percentage point that the

                               Schedule A: Page 1
dilution of Borrower's Accounts (calculated by Lender as the average dilution over the most recent 3 months) exceeds 5%.

"Borrowing Base Certificate" shall mean a certificate in the form of Exhibit C.

"Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

"Capital Expenditures" shall mean all payments or accruals (including Capital Lease Obligations) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

"Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet, other than, in the case of Borrower, any such lease under which Borrower is the lessor.

"Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

"Cash Collateral Account" shall have the meaning assigned to it in Schedule C.

"Change of Control" shall mean, with respect to any Person on ` or after the Closing Date, that any change in the composition of its stockholders as of the Closing Date shall occur which would result in any stockholder or group acquiring 49.9% or more of any class of Stock of such Person, or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through Affiliates), the power to elect a majority of the Board of Directors of such Person or otherwise direct the management or affairs of such Person by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise.

"Charges" shall mean all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of any Credit Party, (iv) the ownership or use of any assets by any Credit Party, or (v) any other aspect of any Credit Party's business.

"Chattel Paper" shall mean all "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located.

"Closing Date" shall mean the Business Day on which the conditions precedent set forth in Section 2 have been satisfied or specifically waived in writing by Lender, and the initial Loan has been made.

"Closing Fee" shall have the meaning assigned to it in Schedule E.

"Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

"Collateral" shall have the meaning assigned to it in Section 6.1.

"Collection Account" shall mean that certain account of Lender, account number 50-232-854 in the name of GECC CAF Depository at Bankers Trust Company, I Bankers Trust Plaza, New York, New York, ABA number 021-001-033.

                               Schedule A: Page 2

"Commitment Termination Date" shall mean the earliest of (i) the Stated Expiry Date, (ii) the date Lender's obligation to advance funds is terminated pursuant to Section 7.2, and (iii) the date of indefeasible prepayment in full by Borrower of the Obligations in accordance with the provisions of Section 1.2(c).

"Contracts" shall mean all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

"Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Copyright License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting the right to use any Copyright or Copyright registration.

"Copyrights" shall mean all of the following now owned or hereafter acquired by any Person: (i) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (ii) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

"CORD" shall mean CORD Logistics, Inc., an Ohio corporation.

"Corporate Credit Party" shall mean any Credit Party that is a corporation, partnership or limited liability company.

"Credit Party" shall mean Borrower, and each other Person (other than Lender) that is or may become a party to this Agreement [or any other Loan Document).

"Default" shall mean any Event of Default or any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

"Default Rate" shall have the meaning assigned to it in Section 1.5(c).

"Documents" shall mean all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

"Eligible Accounts" shall mean as at the date of determination, all Accounts of the Borrower except any Account:

        (a) that does not arise from the sale of goods or the performance of services by Borrower in the ordinary course of Borrower's business;
        (b) upon which (i) Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;
        (c) against which any defense, counterclaim or setoff, whether well-founded or otherwise, is asserted or which is a "contra" Account;
        (d) that is not a true and correct statement of a bona fide indebtedness incurred in the amount of the Account for merchandise sold or services performed and accepted by the Account Debtor obligated upon such Account;
        (e) with respect to which an invoice, acceptable to Lender in form and substance, has not been sent;
     (f) that is not owned by Borrower or is subject to any right, claim, or interest of another Person, other than the Lien in favor of Lender;

                               Schedule A: Page 3

        (g) that arises from a sale to or performance of services for an employee, Affiliate, Subsidiary or Stockholder of Borrower or any other Credit Party, or an entity which has common officers or directors with Borrower or any other Credit Party;
        (h) that is the obligation of an Account Debtor that is the Federal (or local) government or a political subdivision thereof, unless Lender has agreed to the contrary in writing and Borrower has complied with the Federal Assignment of Claims Act of 1940 (or the state equivalent thereof, if any) with respect to such obligation;
        (i) that is the obligation of an Account Debtor located in a foreign country unless such Account is supported by a letter of credit in which Lender has a first priority perfected security interest by possession or credit insurance acceptable to Lender (and naming Lender as loss payee);
        (j) that is the obligation of an Account Debtor to whom Borrower is or may become liable for goods sold or services rendered by the Account Debtor to Borrower, to the extent of Borrower's liability to such Account Debtor;
        (k) that arises with respect to goods which are delivered on a cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor may be conditional;
        (1) that is an obligation for which the total unpaid Accounts of the Account Debtor exceed 20% of the aggregate of all Accounts, to the extent of such excess;
        (m) that is not paid within 60 days from its due date or that are Accounts of an Account Debtor if 50% or more of the Accounts owing from such Account Debtor remain unpaid within such time periods;
        (n) is an obligation of an Account Debtor that has suspended business, made a general assignment for the benefit of creditors, is unable to pay its debts as they become due or as to which a petition has been filed (voluntary or involuntary) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors;
        (o) that arises from any bill-and-hold or other sale of goods which remain in Borrower's possession or under Borrower's control;
        (p) as to which Lender's interest therein is not a first priority perfected security interest;
        (q) to the extent that such Account exceeds any credit limit established by Lender in Lender's good faith credit judgment;
        (r) as to which any of Borrower's representations or warranties pertaining to Accounts are untrue;
        (s) that represents interest payments, late or finance charges, or service charges owing to Borrower; or
        (t) that is not otherwise acceptable in the good faith discretion of Lender, provided, that Lender shall have the right to create and adjust eligibility standards and related reserves from time to time in its good faith credit judgment.

"Environmental Laws" shall mean all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

"Environmental Liabilities" shall mean all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand of whatever nature by any Person and which relate to any health or safety condition regulated under any Environmental Law, environmental permits or in connection with any Release, threatened Release, or the presence of a Hazardous Material.

"Equipment" shall mean all "equipment" as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description which may be now or hereafter used in such Person's operations or which are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

"ERISA" shall mean the Employee  Retirement  Income Security Act of 1974 (or any
successor   legislation  thereto),  as  amended  from  time  to  time,  and  any regulations promulgated thereunder.

                               Schedule A: Page 4

"ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under
Section  414(b),  (c),  (in) or (o) of the IRC,  or,  solely for the purposes of
Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

"ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any ERISA Affiliate of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

"Event of Default" shall have the meaning assigned to it in Section 7.1.

"Fees" shall mean the fees due to Lender as set forth in Schedule E.

"Financial Statements" shall mean the consolidated and consolidating income statement, balance sheet and statement of cash flows of Salix Ltd., Borrower and the other Subsidiaries of Salix Ltd., internally prepared for each Fiscal Month, and audited for each Fiscal Year, prepared in accordance with GAAP.

"Fiscal Month" shall mean any of the monthly accounting periods of Salix Ltd. and Borrower.

"Fiscal Quarter" shall mean any of the quarterly accounting periods of Salix Ltd. and Borrower.

"Fiscal Year" shall mean the 12 month period of Salix Ltd. and Borrower ending December 31 of each year. Subsequent changes of the fiscal year of Salix Ltd. or Borrower shall not change the term "Fiscal Year" unless Lender shall consent in writing to such change.

"GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

"General Intangibles" shall mean all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Person, including all fight, title and interest which such Person may now or hereafter have in or under any Contract, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all fights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible fights or intangible fights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, fights to receive tax refunds and other payments and fights of indemnification.

"Glycyx" shall mean Glycyx Pharmaceuticals, Ltd., a company organized and existing under the laws of Bermuda.

"Goods" shall mean all "goods," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including movables, fixtures, equipment, inventory, or other tangible personal property.

                               Schedule A: Page 5

"Goodwill" shall mean all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

"Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

"Guarantor" shall mean Glycyx, Salix. Ltd. and each other Person which executes a guaranty or a support, put or other similar agreement in favor of Lender in connection with the transactions contemplated by this Agreement.

"Guaranty" shall mean any agreement to perform all or any portion of the Obligations on behalf of Borrower or any other Credit Party, in favor of, and in form and substance satisfactory to, Lender, together with all amendments, modifications and supplements thereto, and shall refer to such Guaranty as the same may be in effect at the time such reference becomes operative.

"Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

"Hazardous Waste" shall have the meaning ascribed to such term in the Resource Conservation and Recovery Act (42 U.S.C.ss.ss.6901 et. seq.).

"Indebtedness" of any Person shall mean: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than 45 days past due); (ii) all obligations evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are "limited to repossession or sale of such property); (iv) all Capital Lease Obligations; (v) all Guaranteed Indebtedness; (vi) all Indebtedness referred to in clauses (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (vii) the Obligations; and (viii) all liabilities under Title IV of ERISA.

"Indemnified Liabilities" and "Indemnified Person" shall have the meaning assigned to such terms in Section 1.11.

"Index Rate" shall mean the latest rate for 30-day dealer placed commercial paper (which for purposes hereof shall mean high grade unsecured notes sold through dealers by major corporations in multiples of $1,000), which normally is published in the "Money Rates" section of The Wall Street Journal (or if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Lender may select). The Index

                               Schedule A: Page 6

Rate shall be determined (i) on the first Business Day immediately prior to the Closing Date and (ii) thereafter, on the last Business Day of each calendar month for calculation of interest for the following month.

"Instruments" shall mean all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

"Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

"Inventory" shall mean all "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property which are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

"Investment Property" shall mean all "investment property," as such term is defined in the Code, now or hereafter acquired by any Person, wherever located.

"IRC" and "IRS" shall mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successors thereto.

"Lender" shall mean General Electric Capital Corporation and, if at any time Lender shall decide to assign or syndicate all or any of the Obligations, such term shall include such assignee or such other members of the syndicate.

"Letters of Credit" shall mean any and all commercial or standby letters of credit issued at the request and for the account of Borrower for which Lender has incurred Letter of Credit Obligations.

"Letter of Credit Fee" shall have the meaning assigned to it in Schedule E.

"Letter of Credit Obligations" shall mean all outstanding obligations (including all duty, freight, taxes, costs, insurance and any other charges and expenses) incurred by Lender, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee, by Lender or another, of Letters of Credit, all as further set forth in Schedule C.

"License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Person.

"Lien" shall mean any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

"Litigation" shall mean any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

"Loan Documents" shall mean this Agreement, the Notes, the Financial Statements, each Guaranty, the Power of Attorney, the Lock Box Account Agreements, and the other documents and instruments listed in Schedule F, and all security agreements, mortgages and all other documents, instruments, certificates, and notices at any time delivered by any Person (other than Lender) in connection with any of the foregoing.

"Loans" shall mean the Revolving Credit Loan including the Letter of Credit Obligations.

                               Schedule A: Page 7

"Lock Box Account" and "Lock Box Account Agreement" shall have the meaning assigned to such terms in Schedule D.

"Material Adverse Effect" shall mean: a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower or any other Credit Party or the industry within which Borrower or any other Credit Party operates, (b) Borrower's or any other Credit Party's ability to pay or perform the Obligations under the Loan Documents to which such Credit Party is a party in accordance with the terms thereof, (c) the Collateral or Lender's Liens on the Collateral or the priority of any such Lien, or (d) Lender's rights and remedies under this Agreement and the other Loan Documents.

"Maximum Amount" shall mean $7,000,000.

"Minimum Actionable Amount" shall mean $50,000.

"Multiemployer Plan" shall mean a "multiemployer plan," as defined in Section 4001 (a) (3) of ERISA, to which Borrower, any other Credit Party or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

"Net Borrowing Availability" shall mean at any time the Borrowing Availability less the Revolving Credit Loan.

"Notes" shall mean the Revolving Credit Note.

"Notice of Revolving  Credit  Advance" shall have the meaning  assigned to it in
Section 1.1 (b).

"Obligations" shall mean all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower and any other Credit Party to Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents, and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Loan Documents, and all principal and interest due in respect of the Loans and all obligations and liabilities of any Guarantor under any Guaranty.

"Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right with respect to any invention on which a Patent is in existence.

"Patents" shall mean all of the following in which any Person now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

"PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

"Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 3.10; (ii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of

                   Schedule A: Page 8
any Credit Party; (v) inchoate and unperfected workers', mechanics', or similar liens arising in the ordinary course of business so long as such Liens attach only to Equipment, fixtures or real estate; (vi) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $25,000 at any time so long as such Liens attach only to Inventory; (vii) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; (ix) Purchase Money Liens securing Purchase Money Indebtedness (or rent) to the extent permitted under Section 5(b)(vii); (x) Liens in existence on the Closing Date as disclosed on Disclosure
Schedule 5(e) provided that no such Lien is spread to cover additional property after the Closing Date and the amount of Indebtedness secured thereby is not increased.; and (xi) Liens in favor of Lender securing the Obligations.

"Person" shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

"Plan" shall mean any employee  pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Post-Closing Letter" shall mean the letter agreement executed by Lender and Borrower on the date of this Agreement in the form of Exhibit U to this Agreement.

"Prepayment Fee" shall mean the prepayment fee specified in Schedule E.

"Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower or any other Credit Party from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower or any other Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority);
(iii) any recoveries by Borrower or any other Credit Party against third parties with respect to any litigation or dispute concerning any Collateral; and (iv) any and all other amounts from time to time paid or payable under or in connection with any Collateral, upon disposition or otherwise.

"Projections" shall mean as of any date the consolidated and consolidating balance sheet, statements of income and cash flow for Salix Ltd., Borrower and the other Subsidiaries of Salix Ltd. (including forecasted Capital Expenditures and Net Borrowing Availability) (i) by month for the next Fiscal Year, and (ii) by year for the following three Fiscal Years, in each case prepared in a manner consistent with GAAP and accompanied by senior management's discussion and analysis of such plan.

"Purchase Money Indebtedness" shall mean (i) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, (ii) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (iii) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

"Purchase Money Lien" shall mean any Lien upon any fixed assets which secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the- asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

"Real Property" shall have the meaning assigned to it in Section 3.15.

                               Schedule A: Page 9

"Release" shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

"Requirement of Law" shall mean as to any Person, the Certificate or Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Restricted Payment" shall mean: (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Borrower's or any other Credit Party's Stock; (ii) any payment or distribution made in respect of any subordinated Indebtedness of Borrower or any other Credit Party in violation of any subordination or other agreement made in favor of Lender; (iii) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower's or any other Credit Party's Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly; other than (a) that arising under this Agreement or (b) interest and principal, when due without acceleration or modification of the amortization as in effect on the Closing Date, under Indebtedness (not including subordinated Indebtedness, payments of which shall be permitted only in accordance with the terms of the relevant subordination agreement made in favor of Lender) described in Disclosure Schedule (5(b)) or otherwise permitted under Section 5(b)(vi); or
(iv) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person which is not expressly and specifically permitted in this Agreement; provided, that no payment to Lender shall constitute a Restricted Payment.

"Revolving  Credit Advance" shall have the meaning assigned to it in Section 1.1
(a).

"Revolving Credit Loan" shall mean at any time the sum of (i) the aggregate amount of Revolving Credit Advances then outstanding, plus (ii) the total Letter of Credit Obligations incurred by Lender and outstanding at such time, plus
(iii) the amount of accrued but unpaid interest thereon and Letter of Credit Fees with respect thereto.

"Revolving Credit Note" shall mean the promissory note of Borrower dated the Closing Date, substantially in the form of Exhibit F.

"Revolving Credit Rate" shall have the meaning assigned to it in Section 1.5(a).

"Salix Ltd." shall mean Salix Pharmaceuticals, Ltd., a company organized and existing under the laws of the British Virgin Islands.

"Salix Ltd. Subordinated Debt" shall mean the Indebtedness owing by Borrower to Salix Ltd.

"Salix Subordination Agreement" shall mean the intercreditor and subordination agreement substantially in the form of Exhibit P hereto, to be executed on or before the Closing Date between Salix Ltd. and Lender, and to be acknowledged by Borrower, subordinating the payment of the Salix Ltd. Subordinated Debt to the payment of the Obligations.

"Stated Expiry Date" shall mean March 30, 2003;  provided that the Stated Expiry
                                                 -------- ----
Date shall automatically be extended for three (3) consecutive one (1) year periods, the first of which shall commence on the third (P) anniversary of the date of this Agreement and, if so extended for such first one year period, the second of which shall commence on the fourth (4th) anniversary of the date of this Agreement and, if so extended for such second one year period, the third of which shall commence on the fifth (5th) anniversary of the date of this Agreement, unless, in each case, prior to the then-current Stated Expiry Date
(a) Borrower provides written notice to Lender not less than ninety (90) days prior to the then current Stated Expiry Date that Borrower has elected not to extend the then current Stated Expiry Date, or (b) Lender provides written notice to Borrower not less than ninety (90) days prior to the then current Stated Expiry Date that Lender has elected not to extend the then current Stated Expiry Date. The foregoing notwithstanding, the Stated Expiry Date shall not be extended if, as of the then current Stated Expiry Date, a Default

                              Schedule A: Page 10
shall have occurred and is continuing. Nothing contained herein shall be deemed to be a commitment by Lender to extend the Stated Expiry Date at any time in effect. The Stated Expiry Date shall in no event be later than the sixth (6th) anniversary of the date of this Agreement.

"Stock" shall mean all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3all-I of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

"Stockholder" shall mean each holder of Stock of Borrower or any other Credit Party.

"Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

"Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

"Termination Date" shall mean the date on which all Obligations under this Agreement are indefeasibly paid in full, in cash (other than amounts in respect of Letter of Credit Obligations if any, then outstanding, provided that Borrower shall have funded such amounts in cash in full into the Cash Collateral Account), and Borrower shall have no further right to borrow any moneys or obtain ~other credit extensions or financial accommodations under this Agreement.

"Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark or Trademark registration.

"Trademarks" shall mean all of the following now owned or hereafter acquired by any Person: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

"Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Closing Date unless Borrower and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code. The words "herein," "hereof' and "hereunder" or other words of similar import refer to this

                              Schedule A: Page 11

Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural,; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

                              Schedule A: Page 12

                                   Schedule B
                   LENDER'S AND BORROWER'S ADDRESS FOR NOTICES

Lender's Address

Name:             General Electric Capital Corporation

Address:          6100 Fairview Road, Suite 350

                  Charlotte, NC 28210

Attn:             SALIX PHARMACEUTICALS, INC. Account Manager

Telephone:        704-553-4155

Facsimile:        704-553-4150



Borrower's Address

Name:             SALIX PHARMACEUTICALS, INC.

Address:          (through April 30, 2001)

                  3801 Wake Forest Road, Suite 205

                  Raleigh, NC 27607

                  (after April 30, 2001)

                  8501 Colonnade Drive, Suite 500

                  Raleigh, NC 27615

Attn:             Robert P. Ruscher, President

Telephone:        919-862-1000

Facsimile:        919-862-1095

                               Schedule B: Page 1

                         SCHEDULE C - LETTERS OF CREDIT

1. Lender agrees, subject to the terms and conditions hereinafter set forth, to incur Letter of Credit Obligations in respect of the issuance of Letters of Credit issued on terms acceptable to Lender and supporting obligations of Borrower incurred in the ordinary course of Borrower's business, in order to support the payment of Borrower's inventory purchase obligations, insurance premiums, or utility or other operating expenses and obligations, as Borrower shall request by written notice to Lender that is received by Lender not less than five Business Days prior to the requested date of issuance of any such Letter of Credit; provided, that: (a) that the aggregate amount of all Letter of Credit Obligations at any one time outstanding (whether or not then due and payable) shall not exceed $ [n/a]; (b) no Letter of Credit shall have an expiry date which is later than the Stated Expiry Date or one year following the date of issuance thereof-, and (c) Lender shall be under no obligation to incur any Letter of Credit Obligation if after giving effect to the incurrence of such Letter of Credit Obligation, the Net Borrowing Availability would be less than zero. The maximum amount payable in respect of each Letter of Credit requested by Borrower will be guaranteed by Lender in favor of the issuing bank under terms of a separate agreement between Lender and the issuing bank. Borrower will enter into an application and agreement for such Letter of Credit with the issuing bank selected by Lender (which may be an Affiliate of Lender). The bank that issues any Letter of Credit pursuant to this Agreement shall be determined by Lender in its sole discretion.

2. The notice to be provided to Lender requesting that Lender incur Letter of Credit Obligations shall be in the form of a Letter of Credit application in the form customarily employed by the issuing bank, together with a written request by Borrower and the bank that Lender approve Borrower's application. Upon receipt of such notice Lender shall establish a reserve against the Borrowing Availability in the amount of 100% of the face amount of the Letter of Credit Obligation to be incurred. Approval by Lender in the written form agreed upon between Lender and the issuing bank (a) will authorize the bank to issue the requested Letter of Credit, and (b) will conclusively establish the existence of the Letter of Credit Obligation as of the date of such approval.

3. In the event that Lender shall make any payment on or pursuant to any Letter of Credit Obligation, Borrower shall be unconditionally obligated to reimburse Lender therefor, and such payment shall then be deemed to constitute a Revolving Credit Advance. For purposes of computing interest under Section 1.5, a Revolving Credit Advance made in satisfaction of a Letter of Credit Obligation shall be deemed to have been made as of the date on which the issuer or endorser makes the related payment under the underlying Letter of Credit.

4. In the event that any Letter of Credit Obligations, whether or not then due or payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower will either (a) cause the underlying Letter of Credit to be returned and canceled and each corresponding Letter of Credit Obligation to be terminated, or (b) pay to Lender, in immediately available funds, an amount equal to 105% of the maximum amount then available to be drawn under all Letters of Credit not so returned and canceled to be held by Lender as cash collateral in an account under the exclusive dominion and control of Lender (the "Cash Collateral Account").

5. In the event that Lender shall incur any Letter of Credit Obligations, Borrower agrees to pay the Letter of Credit Fee to Lender as compensation to Lender for incurring such Letter of Credit Obligations. In addition, Borrower shall reimburse Lender for all fees and charges paid by Lender on account of any such Letters of Credit or Letter of Credit Obligations to the issuing bank.

6. Borrower's Obligations to Lender with respect to any Letter of Credit or Letter of Credit Obligation shall be evidenced by Lender's records and shall be absolute, unconditional and irrevocable and shall not be affected, modified or impaired by (a) any lack of validity or enforceability of the transactions contemplated by or related to such Letter of Credit or Letter of Credit Obligation; (b) any amendment or waiver of or consent to depart from all or any of the terms of the transactions contemplated by or related to such Letter of Credit or Letter of Credit Obligation; (c) the existence of any claim, set-off, defense or other right which Borrower or any other Credit Party may have against Lender, the issuer or beneficiary of such Letter of Credit, or any other Person, whether in connection with this Agreement, any other Loan Document or such Letter of Credit or the transactions contemplated thereby or any unrelated transactions; or (d) the fact that any draft, affidavit, letter, certificate, invoice, bill of lading or other document presented under or delivered in connection with such Letter of Credit or any other Letter of Credit proves to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to have been untrue or incorrect in any respect.

                               Schedule C: Page 1

7. In addition to any other indemnity obligations which Borrower may have to Lender under this Agreement and without limiting such other indemnification provisions, Borrower hereby agrees to indemnify Lender from and to hold Lender harmless against any and all claims, liabilities, losses, costs and expenses (including, attorneys' fees and expenses) which Lender may (other than as a result of its own gross negligence or willful misconduct) incur or be subject to as a consequence, directly or indirectly, of (a) the issuance of or payment of or failure to pay under any Letter of Credit or Letter of Credit Obligation or
(b) any suit, investigation or proceeding as to which Lender is or may become a party as a consequence, directly or indirectly, of the issuance of any Letter of Credit, the incurring of any Letter of Credit Obligation or any payment of or failure to pay under any Letter of Credit or Letter of Credit Obligation. The obligations of Borrower under this paragraph shall survive any termination of this Agreement and the payment in full of the Obligations.

8. Borrower hereby assumes all risks of the acts, omissions or misuse of each Letter of Credit by the beneficiary or issuer thereof and, in connection therewith, Lender shall not be responsible (a) for the validity, sufficiency, genuineness or legal effect of any document submitted in connection with any drawing under any Letter of Credit even if it should in fact prove in any respect to be invalid, insufficient, inaccurate, untrue, fraudulent or forged;
(b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or any fights or benefits thereunder or any proceeds thereof, in whole or in part, even if it should prove to be invalid or ineffective for any reason; (c) for the failure of any issuer or beneficiary of any Letter of Credit to comply fully with the terms thereof, including the conditions required in order to effect or pay a drawing thereunder; (d) for any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopy, telex or otherwise;
(e) for any loss or delay in the transmission or otherwise of any document or draft required in order to make a drawing under any Letter of Credit; or (f) for any consequences arising from causes beyond the direct control of Lender.

                               Schedule C: Page 2

                          SCHEDULE D - CASH MANAGEMENT

Borrower agrees to establish, and to maintain, until the Termination Date, the cash management system described below:

1. No Corporate Credit Party: (i) shall (nor shall it permit any of its Subsidiaries to) open or maintain any deposit, checking, operating or other bank account, or similar money handling account, with any bank or other financial institution except for those accounts identified in Attachment I hereto (to include a petty cash account not to exceed $5,000 during any Fiscal Month, and a payroll account not to exceed an amount equal to one regular payroll at any time); and (ii) shall close or permit to be closed any of the accounts listed in Attachment I hereto, in each case without Lender's prior written consent, and
-------------------
then only after such Credit Party has implemented agreements with such bank or financial institution and Lender acceptable to Lender.

2. Commencing on the Closing Date and until the Termination Date, each Corporate Credit Party shall cause to be deposited directly all cash, checks, notes, drafts or other similar items relating to or constituting proceeds of or payments made in respect of any and all Collateral into lock boxes or lock box accounts in such Credit Party's or Lender's name (collectively, the "Lock Box
                                                                        --------
Accounts") set forth in paragraph 1 of Attachment I hereto.
---------                              -------------------
3. On or before the Closing Date, each bank at which the Lock Box Accounts are held shall have entered into tri-party lock box agreements (the "Lock Box
                                                                        --------
Account  Agreements")  with Lender and the applicable  Credit Party, in form and
--------------------
substance substantially similar to Exhibit K to this Agreement or as otherwise acceptable to Lender. Each such Lock Box Account Agreement shall provide, among other things, that (a) such bank executing such agreement has no rights of setoff or recoupment or any other claim against such Lock Box Account, other than for payment of its service fees and other charges directly related to the administration of such account, and (b) such bank agrees to sweep on a daily basis all amounts in the Lock Box Account to the Collection Account.

4. On the Closing Date, (a) the lock box and blocked account arrangements shall immediately become operative at the banks at which the Lock Box Accounts are maintained, and (b) amounts outstanding under the Revolving Credit Loan for purposes of the Borrowing Availability) shall be reduced through daily sweeps, by wire transfer, of the Lock Box Accounts into the Collection Account. Borrower acknowledges that it shall have no right to gain access to any of the moneys in the Lock Box Accounts until after the Termination Date.

5. Borrower may maintain, in its name, accounts (the "Disbursement Accounts") at
                                                      ----------------------
a bank or banks acceptable to Lender into which Lender shall, from time to time, deposit proceeds of Revolving Credit Advances made pursuant to Section 1.1 for use solely in accordance with the provisions of Section 1.3. All of the Disbursement Accounts as of the Closing Date are listed in paragraph 2 of Attachment I hereto.
------------
6. Upon the request of Lender, each Corporate Credit Party shall forward to Lender, on a daily basis, evidence of the deposit of all items of payment received by such Credit Party into the Lock Box Accounts and copies of all such checks and other items, together with a statement showing the application of those items relating to payments on Accounts to outstanding Accounts and a collection report with regard thereto in form and substance satisfactory to Lender.

                               Schedule D: Page 1

                           ATTACHMENT I TO SCHEDULE D
                           --------------------------

LIST OF BANK ACCOUNTS

         1.      Lock Box Accounts.         Centura Bank Account No.  0700147687

         2.      Disbursement Accounts.     Centura Bank Account No.  0700147492

         3.      Petty Cash Account         (not to exceed $5,000).   None
                 ------------------

         4.      Payroll Account (not to exceed one regular payroll). None
                 ---------------

                               Schedule D: Page 2

                                SCHEDULE E - FEES

1. RESERVED

2. LETTER OF CREDIT FEE: For each day for which Lender maintains Letter of Credit Obligations outstanding, an amount equal to the amount of the Letter of Credit Obligations outstanding on such day, multiplied by [n/a] %, the product of which is then divided by 360. `Me Letter of Credit Fee incurred for each month is payable on the first day of each calendar month following the Closing Date; the final monthly installment of the Letter of Credit Fee is payable on the Termination Date Notwithstanding the foregoing, any unpaid Letter of Credit Fee is immediately due and payable on the Commitment Termination Date.

3. CLOSING FEE; COLLATERAL MONITORING FEE: A closing fee of $17,500, payable and fully earned at closing (the "Closing Fee"), but subject to refund pursuant to the terms of the Post-Closing Letter. A fully earned and non-refundable collateral monitoring fee of $12,000 per annum, payable in advance on the date that Borrower satisfies the conditions described in Section 2.1 of the Agreement or Lender waives satisfaction of such conditions in writing and on each anniversary thereof.

4. PREPAYMENT FEE: For the Revolving Credit Loan, an amount equal to the Maximum Amount multiplied by:
        3% if Lender's, obligation to make further Revolving Credit Advances or incur additional Letter of Credit Obligations is terminated (voluntarily by Borrower, upon Default or otherwise) on or after the Closing Date and on or before the first anniversary of the Closing Date, payable on the Commitment Termination Date; or
        2% if Lender's obligation to make further Revolving Credit Advances or incur additional Letter of Credit Obligations is terminated (voluntarily by Borrower, upon Default or otherwise) after the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date, payable on the Commitment Termination Date.

Borrower acknowledges and agrees that (i) it would be difficult or impractical to calculate Lender's actual damages from early termination of Lender's obligation to make further Revolving Credit Advances and incur additional Letter of Credit Obligations for any reason pursuant to Section 1.2(c) or Section 7.2,
(ii) the Prepayment Fees provided above are intended to be fair-and reasonable approximations of such damages, and (iii) the Prepayment Fees are not intended to be penalties.

5. AUDIT FEES: Borrower will reimburse Lender at the rate of $750 per person per day, plus out of pocket expenses, for the audit reviews, field examinations and collateral examinations conducted by Lender; provided, however, so long as no
                                               --------   -------
Event of Default exists, the fees and expenses payable by Borrower under this paragraph 5 shall not exceed the sum of $15,000 in the twelve-month period commencing on the Closing Date and any successive twelve-month period thereafter.

                               Schedule E: Page 1

                                   Schedule F
                              SCHEDULE OF DOCUMENTS

The obligation of Lender to make the initial Revolving Credit Advances and extended other credit is subject to satisfaction of the condition precedent that Lender shall have received the following, each, unless otherwise specified below or the context otherwise requires, dated the Closing Date, in form and substance satisfactory to Lender and its counsel:

PRINCIPAL LOAN DOCUMENTS

1. Agreement. The Loan and Security Agreement duly executed by Borrower(s).
   ---------
2. Note(s). Duly executed Note(s) to the order of Lender evidencing the Loan(s).
   ------
3. Borrowing Base  Certificate.  An original  Borrowing  Base  Certificate  duly
   ---------------------------
executed by a responsible officer of Borrower(s).
4. Notice of Revolving  Credit  Advance.  An origial Notice of Revolving  Credit
   ------------------------------------
Advance duly executed by a responsible officer of Borrower(s).
COLLATERAL DOCUMENTS.
1.  Acknowledgment  Copies of  Financing  Statements.  Acknowledgment  copies of
    ------------------------------------------------
proper Financing Statements (Form UCC-1) (the "Financing Statements") duly filed under the Code in all jurisdictions as may be necessary or, in the opinion of Lender, desirable to perfect Lender's Lien on the Collateral.
2.  UCC  Searches.   Certified  copies  of  UCC  Searches,   or  other  evidence
    -------------
satisfactory to Lender, listing all effective financing statements which name Borrower(s) (under present name, any previous name or any trade or doing business name) as debtor and covering all jurisdictions referred to in paragraph
(1) immediately above, together with copies of such other financing statements.
3.  Intellectual  Property  Documents.  Agreements  relating to the  granting to
    ---------------------------------
Lender of a security interest in Intellectual Property of Borrower(s) to the extent applicable in a form suitable for filing with the appropriate Federal filing office.
4.  Other  Recordings  and  Filings.  Evidence  of the  completion  of all other
    -------------------------------
recordings and filings (including UCC-3 termination statements and other Lien release documentation) as may be necessary or, in the opinion of and at the request of Lender, desirable to perfect Lender's Lien on the Collateral and ensure such Collateral is free and clear of other Liens
5. Power of  Attorney.  Powers of Attorney  duly  executed by each Credit  Party
   ------------------
executing the Agreement.
THIRD PARTY AGREEMENTS.
1. Landlord, Warehouseman/Bailee and Mortgagee Consents. Unless otherwise agreed
   ----------------------------------------------------
to in writing by Lender, duly executed landlord, warehouseman/bailee and mortgagee waivers and consents from the landlords and mortgagees of all of
(each) Borrower's leased or owned locations where Collateral is held, in each case, in form and substance satisfactory to Lender.
2. Cash  Management  System.  Duly executed Lock Box Account  Agreements and, if
   ----------------
required by Lender, pledged account agreements in respect of the Disbursement Accounts as contemplated by Schedule D.
3. Salix Ltd. Subordination  Agreement.  The Salix Ltd. Subordination  Agreement
   -----------------------------------
duly executed by Salix Ltd. and Lender and acknowledged by Borrower.
OTHER DOCUMENTS.
1. Secretary  Certificate.  A Secretary  Certificate in the form of Exhibit H to
   ----------------------
the Agreement duly completed and executed by the Secretary of each Credit Party executing the Agreement, together with all attachments thereto.
2. Environmental Audit. Copies of all existing  environmental reviews and audits
   -------------------
and other information pertaining to actual or potential environmental claims relating to the Collateral and Borrower(s), as Lender may require.
3. Financial Statements and Projections.  Copies of the Financial Statements and
   ------------------------------------
Projections, which Projections shall include a capital expenditures budget for Borrower(s) in form and substance satisfactory to Lender.
4.  Insurance  Policies.  Certified  copies of insurance  policies  described in
    -------------------
Section 3.16, together with evidence showing loss payable or additional insured clauses or endorsements in favor of Lender.
5. Existing Lease  Agreements.  Copies of any existing real property  leases and
   --------------------------
equipment leases to which (each) Borrower is a party and any other document or instrument evidencing or relating to existing Indebtedness of Borrower(s), together with all certificates, opinions, instruments, security documents and other documents relating thereto, all of which shall be satisfactory in form and substance to Lender, certified by an authorized officer of Borrower(s) as true, correct and complete copies thereof

                               Schedule F: Page 1

                                   Schedule G

                               FINANCIAL COVENANTS

1. Fixed Charge Coverage Ratio. Salix Ltd.,  Borrower and the other Subsidiaries
   ---------------------------
of Salix Ltd. shall maintain a Fixed Charge Coverage Ratio on a consolidated basis of not less than 1.5:1 for each Fiscal Quarter commencing with the Fiscal Quarter ending December 31, 2001.

2. Net Income (Loss).  Salix Ltd.,  Borrower and the other Subsidiaries of Salix
   -----------------
Ltd. shall achieve Net Income (Loss) on a consolidated basis of no I t less than the amount shown below for the period corresponding thereto:

                           Period                             Net Income (Loss)
                           ------                             -----------------
                           Each Fiscal Quarter                ($4,500,000)
                           ending March 31, 2001
                           and June 30, 2001

                           Fiscal Quarter                     ($500,000)
                           ending September 30, 2001

As used in this Agreement (including this Schedule G covenant), the following terms shall have the following meanings:

"EBITDA"  shall  mean,  for any  period,  the Net Income  (Loss) of Salix  Ltd.,
 ------
Borrower and the other Subsidiaries of Salix Ltd. on a consolidated basis for such period, plus interest expense, income tax expense, amortization expense, depreciation expense and extraordinary losses and minus extraordinary gains, in each case, of Salix Ltd., Borrower and the other Subsidiaries of Salix Ltd. on a consolidated basis for such period determined in accordance with GAAP to the extent included in the determination of such Net Income (Loss).

"Fixed  Charge  Coverage  Ratio"  shall mean,  for any period,  the ratio of the
 ------------------------------
following for Salix Ltd., Borrower and the other Subsidiaries of Salix Ltd. on a consolidated basis determined in accordance with GAAP: (a) EBIT7DA for such period less Capital Expenditures for such period which are not financed through the incurrence of any Indebtedness (excluding the Revolving Credit Loan) to (b) the sum of (i) interest expense paid or accrued in respect of any Indebtedness during such period, plus (ii) taxes to the extent accrued or otherwise payable
                     ----
with respect to such period plus (iii) regularly scheduled payments of principal
                            ----
paid or that were required to be paid on Funded Debt (excluding the Revolving Credit Loan) during such period.

"Funded  Debt" shall mean,  for any Person,  all of such  Person's  Indebtedness
 ------------
which by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one year from, or is directly or indirectly renewable or extendible at the option of such Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term debt, revolving credit, and short-term debt extendible beyond one year at the option of such Person.

"Net Income  (Loss)" shall mean with  respect to any Person and for any period,
 ------------------
the aggregate net income (or loss) after taxes of such Person for such period, determined in accordance with GAAP.

2. Minimum Tangible Net Worth.  Salix Ltd.,  Borrower and the other Subsidiaries
   --------------------
of Salix Ltd. shall maintain Tangible Net Worth of Borrower and its Subsidiaries on a consolidated basis of not less than the amount shown below at the end of the period corresponding thereto:

                                                     Minimum Tangible
                           Period                      Net Worth
                           ------                      ---------

                   Fiscal Quarter ending             $7,000,000
                   March 31, 2001


                               Schedule G: Page 1

                                                     Minimum Tangible
                           Period                      Net Worth
                           ------                      ---------

                   Fiscal Quarters ending            $5,000,000
                   June 30, 2001 and
                   September 30, 2001

                   Fiscal Quarter ending             $7,000,000
                   December 31, 2001 and
                   each Fiscal Quarter
                   thereafter

For purpose of this covenant, in Schedule G the following terms shall have the meanings set forth below:

"Tangible Net Worth" shall mean,  with respect to any Person,  at any date,  the
 ------------------
total assets (excluding any assets attributable to any issuances by such Person of any Stock after the Closing Date and excluding any intangible assets) minus the total liabilities, in each case, of such Person at such date determined in accordance with GAAP.

3. Capital  Expenditures.  Salix Ltd.,  Borrower and the other  Subsidiaries  of
   ---------------------
Salix Ltd. on a consolidated basis shall not make aggregate Capital Expenditures, other than Capital Expenditures financed through the incurrence of Indebtedness (excluding the Revolving Credit Loan), in any Fiscal Year in excess of the amount shown below for the period corresponding thereto:

                           Period                    Capital Expenditures
                           ------                    --------------------

                           Fiscal Year ending        $750,000
                           December 31, 2001

                           Fiscal Year ending        $600,000
                           December 31, 2002

                           Fiscal Year ending        $500,000
                           December 31, 2002



                               Schedule G: Page 2

                               FIRST AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT
                           --------------------------

        THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment"), dated as of this 4th day of October, 2001, is made by and between

        SALIX PHARMACEUTICALS, INC., a California corporation (the "Borrower"); and

        GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (the "Lender"),

        to the Loan and Security Agreement, dated as of March 30, 2001 (as amended, modified, restated or supplemented from time to time, the "Loan Agreement"), between the Lender and the Borrower. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

                                    RECITALS

        A. Pursuant to the Loan Agreement, the Lender has agreed to make loans and extend credit to the Borrower in the amounts, upon the terms and subject to the conditions contained therein.

        B. The Lender and the Borrower have agreed to amend the Loan Agreement as set forth in this Amendment.

                             STATEMENT OF AGREEMENT

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Borrower and the Lender hereby agree as follows:

                                    ARTICLE I

                          AMENDMENTS TO LOAN AGREEMENT

        The Loan Agreement is hereby amended as follows:

        1.1 Interest. Section 1.5(e) is amended by adding the following sentence
            --------
to the end thereof.

             "If Borrowing Availability is not sufficient in any month for Lender to make a Loan to Borrower for the purpose of paying interest as required by this Section 1.5(e), Lender shall so notify Borrower, and Borrower shall pay Lender the sum of $6,000 by wire transfer to such account as directed by Lender by no later than the next Business Day after receipt of such notification."

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

        The Borrower hereby represents and warrants to the Lender that:

        2.1  Compliance  With the Loan  Agreement.  As of the  execution of this
             ------------------------------------
Amendment, the Borrower is in compliance with all of the terms and provisions set forth in the Loan Agreement and the other Loan Documents to be observed or performed by the Borrower.

        2.2   Representations  in  Loan  Agreement.   The   representations  and
              ------------------------------------
warranties of the Borrower set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects except to the extent that such representations and warranties relate solely to or are specifically expressed as of a particular date or period which is past or expired as of the date hereof.

        2.3   No Event of Default. No Default or Event of Default exists.
              -------------------


                                   ARTICLE III

                                     GENERAL

        3.1 Full  Force  and  Effect.  As  expressly  amended  hereby,  the Loan
            ------------------------
Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Loan Agreement and the other Loan Documents, "hereinafter", "hereto", "hereof", or words of similar import, shall, unless the context otherwise requires, mean the Loan Agreement or the other Loan Documents, as the case may be, as amended by this Amendment.

        3.2 Applicable Law. This Amendment shall be governed by and construed in
            --------------
accordance with the internal laws and judicial decisions of the State of North Carolina.

        3.3  Counterparts.  This  Amendment  may be  executed  in  one  or  more
             ------------
counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.

        3.4 Further  Assurances.  The Borrower  shall execute and deliver to the
            -------------------
Lender such documents, certificates and opinions as the Lender may reasonably request to effect the amendments contemplated by this Amendment.

        3.5  Headings.  The  headings of this  Amendment  are for the purpose of
             --------
reference only and shall not effect the construction of this Amendment.

        3.6 Expenses.  The Borrower shall  reimburse the Lender for the Lender's
            --------
legal fees and expenses (whether in-house or outside) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and all other agreements and documents contemplated hereby.

        3.7 Waiver of Jury Trial. TO THE FULLEST EXTENT  PERMITTED BY APPLICABLE
            --------------------
LAW, THE BORROWER AND THE LENDER EACH WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers to be effective on the day and year first above written.

                             BORROWER:

                             SALIX PHARMACEUTICALS, INC.

                             By:      /s/ Adam C. Derbyshire
                                -----------------------------------------------
                             Title:   Vice President and Chief Financial Officer
                                   --------------------------------------------

                             LENDER:

                             GENERAL ELECTRIC CAPITAL

                             CORPORATION

                             By:      /s/ Malcolm Ferguson
                                -----------------------------------------------
                             Title:   Vice President
                                   --------------------------------------------

                 FIRST WAIVER TO THE LOAN AND SECURITY AGREEMENT
                 -----------------------------------------------

This First Waiver dated as of November 12, 2001 (this "Waiver") to the Loan and Security Agreement, between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Lender") and SALIX PHARMACEUTICALS, INC., a California corporation ("Borrower").

                                   WITNESSETH:
                                   -----------

WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement, dated as of March 30, 2001 (as it may be amended, restated, modified or supplemented from time to time, the "Loan Agreement") under which Lender agreed to make certain loans and extensions of credit to Borrower; and

WHEREAS, Borrower has requested that Lender waive certain Event(s) of Default under Loan Agreement, as more fully set forth herein, and Lender is agreeable to such request only on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement and do hereby further agree as follows:

                               STATEMENT OF TERMS
                               ------------------

        1. Waiver of Default.  Lender hereby waives the Event of Default arising
           -----------------
solely out of Borrower's failure to meet the maximum loss covenant for the quarter ending September 2001, set at $500,000 vs. actual results of $5,056,000 in the period.

        2.  Representations and Warranties.  To induce Lender to enter into this
            ------------------------------
Waiver, each Credit Party hereto hereby warrants, represents and covenants to Lender that: (a) each representation and warranty of the Credit Parties set forth in the Loan Agreement is hereby restated and reaffirmed as true and correct on and as of the date hereof after giving affect to this Waiver as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period in which case it is true and correct as of such prior date or period), and no Default or Event of Default has occurred and is continuing as of this date under the Loan Agreement after giving effect to this Waiver; and (b) each Credit Party hereto has the power and is duly authorized to enter into, deliver and perform this Waiver, and this Waiver is the legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

        3.  Conditions   Precedent  to   Effectiveness   of  this  Waiver.   The
            -------------------------------------------------------------
effectiveness of this Waiver is subject to the fulfillment of the following conditions precedent:

        (a) Lender shall have received one or more counterparts of this Waiver duly executed and delivered by the Credit Parties hereto;

        (b) Any and all Guarantors of the Obligations shall have consented to the execution, delivery and performance of this Waiver and all of the transactions contemplated hereby by signing one or more counterparts of this Waiver in the appropriate space indicated below and returning same to Lender; and

        (c)  Lender   shall  have   received  a  Waiver  Fee  of  $2,500  and  a
Documentation Fee of $500.

        4.  Continuing  Effect of Loan Agreement.  Except as expressly  modified
            ------------------------------------
hereby, the provisions of the Loan Agreement, and the Liens granted thereunder, are and shall remain in full force and effect and this Waiver shall be limited precisely as drafted and shall not constitute a waiver of any Event of Default or a modification of any terms and conditions of the Loan Agreement other than as expressly set forth herein. The granting of the Waiver shall not impose or imply an obligation on Lender to grant a waiver on any future occasion (including without limitation any future waiver of the maximum loss covenant).

        5.  Counterparts.  This Waiver may be executed in multiple  counterparts
            ------------
each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

        6.  Governing  Law.  THIS WAIVER SHALL BE GOVERNED BY, AND  CONSTRUED IN
            --------------
ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS.

        IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered as of the day and year first specified above.

                             SALIX PHARMACEUTICALS, INC.

                             By:      /s/ Adam C. Derbyshire
                                -----------------------------------
                             Name:    Adam C. Derbyshire
                             Title:   Chief Financial Officer

                             GENERAL ELECTRIC CAPITAL CORP.

                             By:      /s/ Malcolm Ferguson
                                --------------------------------------------
                             Name:    Malcolm Ferguson
                             Title:   Duly Authorized Signatory


                                       3